                                                                     EXHIBIT 4.1
                                   EXHIBIT A

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-2                                                    CUSIP No.:  85375CAH4

     8-1/2% Senior Notes due 2009

     STANDARD PACIFIC CORP., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Fifty Million Dollars ($50,000,000) on April 1, 2009.

     Interest Payment Dates:  April 1 and October 1

     Record Dates: March 15 and September 15

     Authenticated:  June 13, 2001

     Dated:  June 13, 2001  Standard Pacific Corp.


                              By____________________________________________
                              Title:

                              By____________________________________________
                              Title:

     Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.

                              By____________________________________________
                              Authorized Signatory

                                                                   (Senior Note)

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                            STANDARD PACIFIC CORP.

                         8-1/2% Senior Notes due 2009

     1.  Interest.  STANDARD PACIFIC CORP. (the "Company"), a Delaware
         --------
corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing October 1, 2001 until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April 1, 2001, provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.  Method of Payment.  The Company will pay interest on the Notes (except
         -----------------
defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     3.  Paying Agent and Registrar.  Initially, Bank One Trust Company, N.A.
         --------------------------
(the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

     4.  Indenture.  The Company issued the Notes under an Indenture dated as of
         ---------
April 1, 1999 between the Company and the Trustee (the "Original Indenture," and as supplemented by a First Supplemental Indenture dated as of April 13, 1999 between the Company and the Trustee (the "First Supplemental Indenture"), and as further supplemented by a Second Supplemental Indenture dated as of September 5, 2000 between the Company and the Trustee, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of them.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Standard Pacific Corp., 15326 Alton Parkway, Irvine, California 92618, Attention:
Corporate Secretary.

                                                                   (Senior Note)

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     5.  Optional Redemption.  The Company may not redeem Notes at its option
         -------------------
prior to April 1, 2004. Thereafter, the Company may redeem the Notes at its option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address. Such redemption will be at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

                                                          Redemption
              Year                                           Price
              ----                                        ----------
              2004                                         104.250%
              2005                                         102.833%
              2006                                         101.417%
              2007 and thereafter                          100.000%

     If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption, provided that if the Company shall default in the payment of such Note at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Notes.

     6.  Mandatory Repurchase Obligation.  If there is a Change of Control of
         -------------------------------
the Company, the Holder of this Note shall have the right to require the Company to repurchase all or a portion of this Note at a purchase price equal to 101% of the principal amount hereof plus accrued and unpaid interest to the date of repurchase, as provided in, and subject to the terms of, the Indenture. In addition, under certain circumstances, if the Company engages in certain asset sales, the Company shall be required to offer to purchase a portion of the aggregate principal amount of Notes outstanding together with accrued and unpaid interest to the date of purchase, as provided in, and subject to the terms of, the Indenture.

     7.  Denominations, Transfer, Exchange.  If the Notes are issued in global
         ---------------------------------
form, and this Note contains a legend in the face hereof to such effect, the provisions of this Section 7 shall be deemed superseded by such legend and
Section 3.02(c) of the First Supplemental Indenture, to the extent the provisions of this Section 7 are inconsistent with such legend or Section 3.02(c).

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to

                                                                   (Senior Note)
pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

     8.  Persons Deemed Owners.  The registered Holder of this Note shall be
         ---------------------
treated as the owner of it for all purposes.

     9.  Unclaimed Money.  If money for the payment of principal or interest
         ---------------
remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

    10.  Amendment, Supplement, Waiver.  Subject to certain exceptions, the
         -----------------------------
Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes of each Series affected by the amendment, and any past default or compliance with any provision relating to any Series of the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes of such Series. Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms or to make any other change, provided such action does not adversely affect the rights of any Securityholder.

    11.  Defaults and Remedies.  The following are Events of Default:
         ---------------------
(i) failure by the Company to pay interest on the Notes when due which default continues for a period of 30 days or the principal of the Notes when due; (ii) failure by the Company to perform any other covenant in the Notes or the Indenture for 60 days after receipt by the Company of a notice of such Default;
(iii) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $20,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $20,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable; (iv) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or become subject to an enforcement proceeding; or (v) certain events of bankruptcy or insolvency.

     In case an Event of Default (other than arising out of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare to be due and payable immediately that portion of the principal amount of the Notes at the time outstanding and accrued and unpaid interest if any, to the date of acceleration and upon such declaration the same shall become and be immediately due and payable. In case an Event of Default arising out of certain events of

                                                                   (Senior Note)
bankruptcy or insolvency occurs and is continuing, the outstanding principal of and accrued and unpaid interest if any, on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders.

     Such declaration or acceleration and its consequences may be rescinded by Holders of a majority in aggregate principal amount of Notes at the time outstanding if all existing Events of Default have been cured or waived (except non-payment of principal that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

     An existing Default (other than a default in payment of principal of or interest on the Notes or default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Securityholder affected) may be waived by the Holders of a majority in aggregate principal amount of Notes at the time outstanding upon the conditions provided in the Indenture.

    12.  Successor Corporation.  When a successor corporation assumes all the
         ---------------------
obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

    13.  Trustee Dealings With Company.  Bank One Trust Company, N.A. (as
         -----------------------------
successor in interest to The First National Bank of Chicago), the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

    14.  No Recourse Against Others.  A director, officer, employee or
         --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

    15.  Discharge of Indenture.  The Indenture contains certain provisions
         ----------------------
pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

    16.  Authentication.  This Note shall not be valid until the Trustee signs
         --------------
the certificate of authentication on the other side of this Note.

    17.  Abbreviations.  Customary abbreviations may be used in the name of a
         -------------
Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

                                                                   (Senior Note)

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                                ASSIGNMENT FORM

     If you the Holder want to assign this Note, fill in the form below:
     I or we assign and transfer this Note to

              (Insert assignee's social security or tax ID number)

                                 ___-__-____


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

             (Print or type assignee's name, address, and zip code)

     and irrevocably appoint _______________________________________________,

     _______________________________________________________________________
     agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_________________________________

Your signature:


_______________________________________
(Sign exactly as your name appears
on the other side of this Note)

Signature
Guarantee:_____________________________


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company check
          the Box:                     [_]

          If you want to elect to have only a part of this Note purchased by the Company state the amount:

                            $______________________

Date:_________________________________


_______________________________________
(Sign exactly as your name appears
on the other side of this Note)